EXHIBIT 10




                                DECHERT PRICE & RHOADS
                                  1500 K STREET, N.W.
                               WASHINGTON, D.C.  20005



                                                 December 17, 1996




The Munder Framlington Funds Trust
480 Pierce Street
Birmingham, MI  48009

Dear Sirs:

                  In connection with the registration under the Securities Act of 1933 of an indefinite number of shares of beneficial interest (the "Shares") of Framlington International Growth Fund, Framlington Emerging Markets Fund, and Framlington Healthcare Fund (the "Funds"), each of which is a series of The Munder Framlington Funds Trust (the "Company"), we have examined such matters as we have deemed necessary, and we are of the opinion that, as permitted by its Declaration of Trust, and assuming that the Company or its agent receives consideration for the Shares in accordance with the provisions of its Declaration of Trust, the Shares will be legally and validly issued, will be fully paid, and will be non-assessable by the Company.

                  We hereby consent to the use of this opinion as an exhibit to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission (File No. 33-15205), and to the use of our name in the prospectuses and statement of additional information contained therein or incorporated therein by reference, and any amendments thereto.

                                                               Very truly yours,







62796.8M


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